As filed with the Securities and Exchange Commission on July 23, 2015

Registration No. 333-187011

Registration No. 333-194350

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3 REGISTRATION STATEMENT NO. 333-187011

FORM S-3 REGISTRATION STATEMENT NO. 333-194350

UNDER

THE SECURITIES ACT OF 1933

CATAMARAN CORPORATION

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	98-0167449
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1600 McConnor Parkway

Schaumburg, Illinois 60173-6801

(800) 282-3232

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark A. Thierer

Chief Executive Officer

Catamaran Corporation

1600 McConnor Parkway

Schaumburg, Illinois 60173-6801

(800) 282-3232

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These post-effective amendments (collectively, the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-3 (each, a “Registration Statement” and, collectively, the “Registration Statements”) filed by Catamaran Corporation, a Yukon Territory corporation (“Catamaran”) with the United States Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-3 (No. 333-187011), filed with the SEC on March 1, 2013.

•	Registration Statement on Form S-3 (No. 333-194350), filed with the SEC on March 6, 2014.

On July 23, 2015, pursuant to the Arrangement Agreement (the “Arrangement Agreement”), dated as of March 29, 2015, with UnitedHealth Group Incorporated, a Delaware corporation (“UnitedHealth Group”), and 1031387 B.C. Unlimited Liability Company, a British Columbia unlimited liability company and wholly owned subsidiary of UnitedHealth Group (“Purchaser”), UnitedHealth Group completed a statutory arrangement under section 195 of the Business Corporations Act (Yukon) whereby, among other things, Purchaser acquired all of the outstanding shares of Catamaran capital stock.

As a result of the consummation of the transactions contemplated by the Arrangement Agreement, Catamaran has terminated all offerings of its securities pursuant to the above referenced Registration Statements. In accordance with an undertaking made by Catamaran in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, Catamaran hereby removes and withdraws from registration all securities registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Catamaran certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg and State of Illinois on July 23, 2015.

CATAMARAN CORPORATION

By:	/s/ Mark A. Thierer
Name: Mark A. Thierer Title: Chief Executive Officer

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed these Post-Effective Amendments solely in the capacity of the duly authorized representative of Catamaran Corporation in the United States on July 23, 2015.

CATAMARAN CORPORATION

By:	/s/ Mark A. Thierer
Name: Mark A. Thierer Title: Chief Executive Officer